As filed with the Securities and Exchange Commission on June 27, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
PRIMO WATER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	30-0278688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

104 Cambridge Plaza Drive
Winston-Salem, NC	27104
(Address of principal executive offices)	(Zip Code)
Primo Water Corporation 2010 Omnibus Long-Term Incentive Plan
Primo Water Corporation 2004 Stock Plan
Primo Water Corporation 2010 Employee Stock Purchase Plan
(Full title of the plan)
Mark Castaneda
Chief Financial Officer
Primo Water Corporation
104 Cambridge Plaza Drive
Winston-Salem, North Carolina 27104
(Name and address of agent for service)
336-331-4000
(Telephone number, including area code,
of agent for service)

Copy to:
D. Scott Coward
K&L Gates LLP
4350 Lassiter at North Hills Avenue
Suite 300
Raleigh, North Carolina 27609
919-743-7328
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title	Amount		Proposed Maximum		Proposed Maximum		Amount of
of Securities to be	to be		Offering Price		Aggregate		Registration
Registered	Registered(1)		Per Share		Offering Price		Fee
Common Stock, $0.001 par value per share, to be issued under 2010 Omnibus Long-Term Incentive Plan	718,273	(2) (4)	$12.76	(6)	$9,165,163	(6)	$1,065
Common Stock, $0.001 par value per share, to be issued under 2004 Stock Plan	295,586	(3) (4)	$13.05	(7)	$3,857,397	(7)	$448
Common Stock, $0.001 par value per share, to be issued under 2010 Employee Stock Purchase Plan	23,958	(5)	$12.76	(6)	$305,704	(6)	$36

(1)
Pursuant to Rule 416(a) and (b) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend or other similar transaction which results in an increase in the number of the Registrant’s outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employee Stock Purchase Plan.

(2)	Represents the authorized number of shares of Common Stock as to which equity compensation may be granted under the 2010 Omnibus Long-Term Incentive Plan.

(3)	Represents shares of Common Stock issuable upon the exercise of stock options that are currently outstanding under the 2004 Stock Plan. No new awards will be made under the 2004 Stock Plan.

(4)
Any shares of Common Stock subject to stock options granted under the 2004 Stock Plan that are cancelled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares of Common Stock will be available for issuance under the 2010 Omnibus Long-Term Incentive Plan.

(5)	Represents the authorized number of shares of Common Stock issuable under the 2010 Employee Stock Purchase Plan.

(6)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act and based on the average of the high and low prices of the Common Stock at June 23, 2011 as reported on the Nasdaq Global Market.

(7)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act and based on the weighted average exercise price of the stock options that are currently outstanding under the 2004 Stock Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
The information required by this Item 1 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information.
The information required by this Item 2 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:
•
The Registrant’s prospectus dated June 16, 2011, containing audited financial statements for the year ended December 31, 2010, filed with the Commission on June 17, 2011 pursuant to Rule 424(b) of the Securities Act. The prospectus is included in the Registrant’s Registration Statement on Form S-1, as amended (No. 333-173554), which was declared effective by the SEC on June 16, 2011;

•	Current Reports on Form 8-K filed with the SEC on March 9, 2011, April 12, 2011, May 19, 2011 and June 22, 2011; and

•
The description of the Registrant’s common stock contained in the Registration Statement on Form S-1 filed with the SEC on March 12, 2010, as amended (File No. 333-165452), which description is incorporated by reference into the Registration Statement on Form 8-A (File No. 001-34850) filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) on August 11, 2010, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the SEC.
Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
None.
Item 6. Indemnification of Directors and Officers.
The Registrant is a corporation organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. The Registrant’s Amended and Restated Bylaws provide that the Registrant will indemnify and advance expenses to its directors and officers (and may choose to indemnify and advance expenses to other employees and other agents) to the fullest extent permitted by law; provided, however, that if the Registrant enters into an indemnification agreement with such directors or officers, such agreement controls.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
•	breach of a director’s duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.
The Registrant’s Sixth Amended and Restated Certificate of Incorporation provides that the Registrant’s directors are not personally liable for breaches of fiduciary duties to the fullest extent permitted by the Delaware General Corporation Law.
These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.
Section 145(g) of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. The Registrant’s Amended and Restated Bylaws permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to the Registrant, regardless of whether the Registrant’s Amended and Restated Bylaws permit indemnification. The Registrant has directors’ and officers’ liability insurance.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors that require the Registrant to indemnify such persons against various actions including, but not limited to, third-party actions where such director, by reason of his or her corporate status, is a party or is threatened to be made a party to an action, or by reason of anything done or not done by such director in any such capacity. The Registrant intends to indemnify directors against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf such directors and for any expenses actually and reasonably incurred by such directors in connection with such action, if such directors acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. The Registrant also intends to advance to its directors expenses (including attorney’s fees) incurred by such directors in advance of the final disposition of any action after the receipt by the corporation of a statement or statements from directors requesting such payment or payments from time to time, provided that such statement or statements are accompanied by an undertaking, by or on behalf of such directors, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified against such expenses by the corporation.
The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about providing notice to the corporation of any action in connection with which a director seeks indemnification or advancement of expenses from the corporation and provisions concerning the determination of entitlement to indemnification or advancement of expenses.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
Number	Description

4.1
Sixth Amended and Restated Certificate of Incorporation of Primo Water Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173554) filed on May 31, 2011).

4.2	Amended and Restated Bylaws of Primo Water Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 16, 2010).

4.3
Specimen Certificate representing shares of common stock of Primo Water Corporation (incorporated by reference to Exhibit 4.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-165452) filed on August 11, 2010).

4.4
Primo Water Corporation 2010 Omnibus Long-Term Incentive Plan (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-165452) filed on April 26, 2010).

Exhibit
Number	Description

4.5
2010 Omnibus Long-Term Incentive Plan Form of Option Agreement (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-165452) filed on April 26, 2010).

4.6
2010 Omnibus Long-Term Incentive Plan Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-165452) filed on April 26, 2010).

4.7	2010 Omnibus Long-Term Incentive Plan Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K filed on March 30, 2011).

4.8
Primo Water Corporation 2004 Stock Plan (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-165452) filed on April 26, 2010).

4.9	2004 Stock Plan Form of Incentive Stock Option Agreement (filed herewith).

4.10	2004 Stock Plan Form of Nonqualified Stock Option Agreement (filed herewith).

4.11
Primo Water Corporation 2010 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-165452) filed on April 26, 2010).

5.1	Opinion of K&L Gates LLP (filed herewith).

23.1	Consent of McGladrey & Pullen LLP (filed herewith).

23.2	Consent of KPMG LLP (filed herewith)

23.3	Consent of K&L Gates LLP (contained in Exhibit 5 to this Registration Statement and filed herewith).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on June 27, 2011.

PRIMO WATER CORPORATION
By:	/s/ Billy D. Prim
	Name:	Billy D. Prim
	Title:	Chairman, Chief Executive Officer and President

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Billy D. Prim and Mark Castaneda and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated, in each case on June 27, 2011:

Signature	Title

/s/ Billy D. Prim
Billy D. Prim	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Mark Castaneda
Mark Castaneda	Chief Financial Officer (Principal Financial Officer)

/s/ David J. Mills
David J. Mills	Controller (Principal Accounting Officer)

/s/ Richard A. Brenner
Richard A. Brenner	Director

/s/ Jack C. Kilgore
Jack C. Kilgore	Director

/s/ Malcolm McQuilkin
Malcolm McQuilkin	Director

/s/ David L. Warnock
David L. Warnock	Director

EXHIBIT INDEX

Exhibit
Number	Description

4.1
Sixth Amended and Restated Certificate of Incorporation of Primo Water Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-173554) filed on May 31, 2011).

4.2	Amended and Restated Bylaws of Primo Water Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 16, 2010).

4.3
Specimen Certificate representing shares of common stock of Primo Water Corporation (incorporated by reference to Exhibit 4.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-165452) filed on August 11, 2010).

4.4
Primo Water Corporation 2010 Omnibus Long-Term Incentive Plan (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-165452) filed on April 26, 2010).

4.5
2010 Omnibus Long-Term Incentive Plan Form of Option Agreement (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-165452) filed on April 26, 2010).

4.6
2010 Omnibus Long-Term Incentive Plan Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-165452) filed on April 26, 2010).

4.7	2010 Omnibus Long-Term Incentive Plan Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K filed on March 30, 2011).

4.8
Primo Water Corporation 2004 Stock Plan (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-165452) filed on April 26, 2010).

4.9	2004 Stock Plan Form of Incentive Stock Option Agreement (filed herewith).

4.10	2004 Stock Plan Form of Nonqualified Stock Option Agreement (filed herewith).

4.11
Primo Water Corporation 2010 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-165452) filed on April 26, 2010).

5.1	Opinion of K&L Gates LLP (filed herewith).

23.1	Consent of McGladrey & Pullen LLP (filed herewith).

23.2	Consent of KPMG LLP (filed herewith)

23.3	Consent of K&L Gates LLP (contained in Exhibit 5 to this Registration Statement and filed herewith).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).